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                                                   EXHIBIT 3(i)

                            RESTATED

                  CERTIFICATE OF INCORPORATION

                               OF

                        WITCO CORPORATION


      Witco Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the Corporation is Witco Corporation. Witco Corporation was originally incorporated under the name 'Witkem, Inc.', which was changed by merger to 'Witco Chemical Company, Inc.' which was changed by amendment to the Articles of Incorporation to 'Witco Chemical Corporation', which was changed by amendment to the Articles of Incorporation to the present name. The original Certificate of Incorporation of Witkem, Inc. was filed with the Secretary of State of the State of Delaware on June 12, 1958.

      2.  This  Restated Certificate of Incorporation amends  and
restates   the   provisions  of  the  restated   Certificate   of
Incorporation of this corporation as heretofore amended or supplemented.

      3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:


                            ARTICLE I

      The name of the corporation (which is hereinafter referred to as the 'Company') is Witco Corporation.


                           ARTICLE II

      The registered office of the Company is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.


                           ARTICLE III

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     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                           ARTICLE IV

      The aggregate number of shares which the Company shall have authority to issue is 108,314,386 divided into classes as follows: 14,386 shares shall be $2.65 Cumulative Convertible Preferred Stock, $1.00 par value per share; 8,300,000 shares shall be Series Preferred Stock, without par value; 100,000,000 shares shall be Common Stock, $5.00 par value per share.

      The following is a statement of the designations and the powers, preferences and rights of the classes of the stock of the
Company:

$2.65 Cumulative Convertible Preferred Stock

       1. Dividends. The holders of the $2.65 Cumulative Convertible Preferred Stock (hereinafter referred to as the '$2.65 Preferred Stock', in preference to the holders of Series Preferred Stock and Common Stock, shall be entitled to receive as and when declared by the Board of Directors, out of the assets of the Company which are by law available for the payment of dividends, cumulative cash dividends at, but not exceeding, the rate of $2.65 per share per annum, payable quarterly on the tenth day of January, April, July and October. Dividends upon the $2.65 Preferred Stock shall be cumulative so that, if in respect of any past quarter-yearly dividend period full dividends upon the outstanding $2.65 Preferred Stock shall not have been paid, the deficiency shall be fully paid or set apart for payment before any dividend shall be declared and paid or set apart for payment upon the Series Preferred Stock or the Common Stock and before any assets available for the payment of dividends shall be paid or set apart for the purchase of any shares of Series Preferred Stock or Common Stock.

     2. Redemption. The $2.65 Preferred Stock may be redeemed in whole or in part by the Company at any time on or after July 10, 1971. The sums payable upon redemption (in addition to accrued and unpaid dividends up to and including the date fixed for redemption) shall be $67.00 per share if redeemed during the first year following July 10, 1971, $66.50 per share if redeemed during the second year and $66.00 per share if redeemed during the third and following years. If less than all outstanding shares of the $2.65 Preferred Stock are to be redeemed, the shares to be redeemed shall be chosen by lot or pro rata in such manner as the Board of Directors may determine; provided, however, that if full cumulative dividends shall not have been paid or declared and set apart for payment for all quarterly dividend periods up to and including the current dividend period, then the Company shall not call for redemption any shares of the $2.65 Preferred Stock unless either (a) all shares of the $2.65 Preferred Stock then outstanding are called for simultaneous redemption, or (b) if less than all shares of the $2.65 Preferred Stock outstanding are called for redemption at any time, the number of shares called for redemption from each registered holder at that time shall be that number which bears the same proportion to the total number of shares of the $2.65 Preferred Stock then outstanding, except that in so determining the number

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of  shares called, fractions of less than one-half share shall be disregarded and fractions of more than one-half share be treated as one whole share.
      Not less than 30 nor more than 60 days prior to the date fixed for redemption, a notice specifying the time and place thereof shall be given by mail to the holders of record of the
shares  of  $2.65  Preferred  Stock  to  be  redeemed  at   their
respective addresses as the same shall appear on the stock books of the Company, but no failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the validity of the redemption except as to the holder to whom the Company has failed to mail said notice or as to whom the notice was defective. From and after the date fixed in such notice as the date of redemption, unless default be made by the Company in providing funds sufficient for the payment of the redemption
price,   all  dividends  upon  the  shares  thereby  called   for
redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Company shall cease and terminate except the right to receive payment of the redemption price, but without interest thereon.

      At any time after notice of redemption has been given, the Company may deposit the aggregate redemption price in trust with any Transfer Agent for the $2.65 Preferred Stock, named in such notice, for payment on the date fixed for redemption to the holders of the shares so to be redeemed, upon surrender of the certificates for such shares. Upon such redemption date, all dividends on the shares called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Company shall cease and terminate, except the right to receive the redemption price from such Transfer Agent, without interest thereon, and the shares represented thereby shall no longer be deemed to be outstanding. In the event the holder of any such shares of the $2.65 Preferred Stock shall not, within six years after the redemption date, claim the amount deposited for the redemption thereof, the depositary shall, upon demand, pay over to the Company such unclaimed amount. Any moneys so deposited by the Company which shall not be required for redemption because of the exercise of any right of conversion or exchange subsequent to the date of the deposit shall be repaid to the Company forthwith. Any interest accrued on any funds deposited with the depositary shall belong to the Company and shall be paid to it from time to time on demand.

      The Company may purchase from time to time, all or part of the $2.65 Preferred Stock, except that after July 10, 1971, the price at which such purchase may be effected shall not exceed the then applicable redemption price; provided, however, that if the Company shall be in default in the payment of any dividend on the $2.65 Preferred Stock, it shall not purchase any shares of $2.65 Preferred Stock except pursuant to an offer made to each holder thereof to purchase from him that number of shares which bears the same proportion to the total number of shares registered in the name of such holder as the number of shares of $2.65 Preferred Stock then outstanding, except that in determining the number of shares to be purchased from each holder, fractions of less than one-half share shall be disregarded and fractions of more than one-half share shall be treated as one whole share.

      3.   Liquidation.   The  $2.65  Preferred  Stock  shall  be
preferred  over  the Series Preferred Stock and Common  Stock  as

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herein provided as to both earnings and assets of the Company.

      The amounts which the holders of the $2.65 Preferred Stock shall be entitled to receive (in addition to accrued and unpaid dividends) in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Company, before any distribution may be made to the holders of Series Preferred Stock or Common Stock, shall be $67.00 per share until July 10, 1971 and thereafter the amounts specified in the preceding paragraph 2 for redemption. The holders of the $2.65 Preferred Stock shall be entitled to receive $66.00 per share (in addition to accrued and unpaid dividends) in the event of an involuntary liquidation, dissolution or winding up of the Company. In the event that the assets of the Company available for distribution to the holders of the $2.65 Preferred Stock shall not be sufficient to make in full the payments herein required to be made, such assets shall be distributed to the holders of the $2.65 Preferred Stock in proportion to the amounts payable hereunder with respect to each share thereof.

      After payment or provisions for payment of the debts and other liabilities of the Company and the preferential amounts due the holders of the $2.65 Preferred Stock, the holders of Series Preferred Stock and/or Common Stock shall be entitled to share, in accordance with the terms of this Article IV and any resolution adopted by the Board of Directors with respect to the Series Preferred Stock, in the remaining assets of the Company to the exclusion of the holders of the $2.65 Preferred Stock.

      Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph 3.

       4. Conversion. The $2.65 Preferred Stock shall be convertible, at the option of the respective holders thereof, into shares of Common Stock of the Company at a conversion rate (subject to adjustment as hereinafter provided) of 1.66 shares of Common Stock for each share of $2.65 Preferred Stock provided, however, that as to any share of $2.65 Preferred Stock called for redemption, the right of conversion shall terminate at the close of business on the fifth day preceding the date fixed for redemption.

      Any holder of $2.65 Preferred Stock electing to convert shall deposit the certificates representing the shares to be converted at the office of any Transfer Agent for the $2.65 Preferred Stock, with the form of written request for conversion duly endorsed on such certificates. The conversion right shall be deemed to have been exercised at the date on which the certificates for the $2.65 Preferred Stock, with the request for conversion duly endorsed thereon, shall have been so deposited, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on said date; provided, however, that the conversion right in respect of any certificate so deposited after the close of business on any day shall not be deemed to have been exercised until the next succeeding business day. The Company shall not be required, in connection with any such conversion, to issue a fraction of a share of its Common Stock in order to deliver a stock certificate representing a fraction thereof, but in lieu thereof, the Company may make a cash payment

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equal  to  such fraction multiplied by the market  price  of  the
Common Stock determined as hereafter set forth. The market price of the Common Stock for the purpose of computing payment to be made for fractional shares shall be the closing sales price (or
if   there were no sales, the closing bid price) on the principal stock exchange on which the Common Stock is listed or, if the Common Stock is not so listed, the closing bid price on the New York over-the-counter market; such price shall be determined as of the close of business on the last full business day of each week and such price so determined shall continue in effect during the next succeeding week.

      As soon as practicable after the date of conversion of any $2.65 Preferred Stock into Common Stock, the Company shall deliver to the person entitled thereto, at the office of the Transfer Agent for the $2.65 Preferred Stock at which such $2.65 Preferred Stock shall have been presented for conversion, certificates representing shares of Common Stock, and the cash, if any, to which such person shall be entitled on such conversion. The Company, as a condition to the exercise of any right of conversion, may require the payment of a sum equal to any transfer tax or other governmental charge (but not including any tax payable upon the issue of stock deliverable upon such conversion) that may be imposed or required by law upon any transfer incidental or prior thereto, or the submission of proper proof that the same has been paid.

     The conversion rate at any time in effect hereunder shall be adjusted in any of the following cases:

           (i) In case the Company shall at any time issue any of its Common Stock in subdivision of outstanding Common Stock, by reclassification, or otherwise, the conversion rate then in effect shall be increased proportionately, and in like manner, in the case of any combination of Common Stock, by reclassification or otherwise, the conversion rate then in effect shall be proportionately decreased.

          (ii) In case the Company shall pay a dividend or make a distribution upon its Common Stock, in Common Stock, then in each such case, from and after the record date for determining the stockholders entitled to receive such dividend or distribution, the conversion rate then in effect shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend or distribution.

           (iii) No adjustment of the conversion rate shall be made by reason of the issuance of Common Stock in exchange for cash, property or services.

           (iv) In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, each share of the $2.65 Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such share of the $2.65 Preferred Stock

                                5
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     would   have   been   entitled  upon  such   reorganization,
     reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights
     and   interest  thereafter  of  the  holders  of  the  $2.65
     Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of the $2.65 Preferred Stock.

           (v) No adjustment is to be made upon conversion of the $2.65 Preferred Stock for accrued and unpaid dividends thereon or for dividends upon the Common Stock issuable upon such conversion.

      Whenever the conversion rate is required to be adjusted as provided herein, the Company shall forthwith compute the adjusted conversion rate and shall prepare a certificate setting forth such adjusted conversion rate and showing in detail the facts upon which such adjustment is based. Such certificate shall forthwith be filed with the Transfer Agent or Agents for the $2.65 Preferred Stock and thereafter, until further adjusted, the adjusted conversion rate shall be as set forth in said certificate, provided that the computation of the adjusted conversion rate shall be reviewed at least annually by the independent public accountants regularly employed by the Company and said accountants shall file a corrected certificate, if required, with the Transfer Agent or Agents. The Company shall cause the Transfer Agent or Agents for the $2.65 Preferred Stock to mail to the holders thereof, at the time of each quarterly dividend payment, a statement setting forth the adjustments, if any, made in the conversion rate and not theretofore reported to such holders, and the reasons for such adjustment.

     In case at any time:

          (i) the Company shall make any distribution (other than cash dividends or dividends payable in shares of its Common
     Stock) to the holders of its Common Stock; or

           (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of any class or any other rights; then, and in any one or more of said cases, the Company shall cause at least 20 days' prior notice to be mailed to the Transfer Agents for the
     $2.65 Preferred Stock and for the Common Stock and to the holders of record of the $2.65 Preferred Stock of the date on which the books of the Company shall close, or a record be taken for such distribution or subscription rights. Such notice shall also specify the date as of which holders of Common Stock of record shall participate in said distribution or subscription rights.

      So long as any shares of the $2.65 Preferred Stock remain outstanding and the holders thereof have the right to convert said shares, the Company will at all times reserve from its authorized Common Stock a sufficient number of shares to provide

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for  such conversions. As a condition precedent to the taking  of
any   action  which  would  cause  an  adjustment  reducing   the
conversion price below the then par value of the shares of Common Stock issuable upon conversion of the $2.65 Preferred Stock, the Company will take such corporate action as may be necessary in order that it may validly and legally issue fully paid and non-
assessable   shares  of  such  Common  Stock  at  such   adjusted
conversion price.

      Any share of $2.65 Preferred Stock which shall have been converted into Common Stock or acquired by the Company through redemption shall be cancelled and not reissued.

      5. Voting Rights. Each holder of $2.65 Preferred Stock shall be entitled to one vote for each share held, and except as otherwise provided herein or by law, the $2.65 Preferred Stock and Common Stock (and any other capital stock of the Company at the time entitled thereto) shall vote together as one class, except that while holders of $2.65 Preferred Stock, voting as a class, are entitled to elect two directors as hereinafter provided, they shall not be entitled to participate with the Common Stock (or any other capital stock as aforesaid) in the election of any other directors.

     If and whenever dividends on the $2.65 Preferred Stock shall be in arrears and such arrears shall aggregate an amount at least equal to six quarterly dividends upon such stock, then in such event, the holders of the $2.65 Preferred Stock, voting separately as a class, shall be entitled, at the next annual meeting of the stockholders or at a special meeting held in place thereof, or at a special meeting of the holders of the $2.65
Preferred  Stock  called as hereinafter provided,  to  elect  two directors. Whenever all arrears in dividends on the $2.65 Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the $2.65 Preferred Stock to elect such number of directors shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends.

      At any time after such voting power shall have so vested in the $2.65 Preferred Stock, the Secretary of the Company may, and upon the written request of the holders of record of 20% or more in amount of the $2.65 Preferred Stock then outstanding, addressed to him at the principal office of the Company shall, call a special meeting of the holders of the $2.65 Preferred Stock for the election of the directors to be elected by them as hereinafter provided, to be held within 30 days after such call and at the place and upon the notice provided by law and in the By-Laws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 20% or more in amount of the $2.65 Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock ledger of the Company. The Company shall pay the reasonable expenses of calling and holding any such special meeting. No such special meeting and

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no adjournment thereof shall be held on a date later than 30 days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of the $2.65 Preferred Stock become entitled to elect directors as above provided.

      If  any  such  special meeting shall  be  called  as  above provided and if the holders of at least 35% of the $2.65 Preferred Stock then outstanding shall be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of the $2.65 Preferred Stock present or so represented at such meeting, the then authorized number of directors of the Company shall be increased by two, and at such meeting, the holders of the $2.65 Preferred Stock shall be entitled to elect the additional directors so provided for, but any director so elected shall not hold office beyond the annual meeting of the stockholders or special meeting held in place thereof next succeeding the time when the holders of the $2.65 Preferred Stock become entitled to elect directors as above provided. Whenever the holders of the $2.65 Preferred Stock shall be divested of special voting power as above provided, the terms of office of all persons elected as directors by the holders of the $2.65 Preferred Stock as a class shall forthwith terminate, and the authorized number of directors of the Company shall be reduced accordingly. Any director elected by the $2.65 Preferred Stock may be removed by, and shall not be removed except by, the vote of the holders of record of the majority of the outstanding shares of $2.65 Preferred Stock, voting separately as a class, at a meeting of the stockholders, or of the holders of shares of $2.65 Preferred Stock, called for the purpose. So long as a default in preferred dividends shall exist (a) any vacancy in the office of a director elected by the $2.65 Preferred Stock may be filled (except as provided in the following clause (b)) by an instrument signed by the remaining director elected by such class of stock and filed with the Company, and (b) in the case of the removal of any such directors, the vacancy may be filled by the vote of the holders of a majority of the outstanding $2.65 Preferred Stock, voting separately as a class, at the same meeting at which such removal shall be voted.

      6.   Limitations. So long as any shares of $2.65  Preferred
Stock are outstanding the Company shall not, by amendment to  its
Certificate  of  Incorporation  or  By-Laws  or  by   merger   or
consolidation or in any other manner:

           (i)  increase the authorized amount of $2.65 Preferred
     Stock  without  the affirmative vote of the  holders  of  at
     least   a  majority  of  the  $2.65  Preferred  Stock   then
     outstanding; or

          (ii) create any class of stock ranking on a parity with or ranking prior to the $2.65 Preferred Stock either as to dividends or distribution of assets in liquidation, or change the preferences, powers, rights or limitations with respect to the $2.65 Preferred Stock in any material respect prejudicial to the holders thereof, without the affirmative vote of the holders of at least two thirds of the $2.65 Preferred Stock at the time outstanding.

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Series Preferred Stock

      Rights, Restrictions, etc. to be Determined by the Board of Directors. The Series Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Company, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Series Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Series Preferred Stock by fixing or altering in any or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.

Common Stock

      1. Dividends. After the requirements with respect to preferential dividends upon the $2.65 Preferred stock and Series Preferred Stock, have been met, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

      2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held and, except as otherwise provided herein or by law, the Common Stock and the $2.65 Preferred Stock (and any other capital stock of the Company at the time entitled thereto) shall vote together as a class.

      3. Regarding Pre-emptive Rights. No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the Company which it may issue or sell whether out of the number of shares now or hereafter authorized to be issued at any time or out of the shares of the stock of the Company acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the Company may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Company any shares of its stock. All such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock may (to the extent permitted by law) be issued and disposed of by the Board of Directors to such persons and upon such terms as in their absolute discretion they may deem advisable.

                            ARTICLE V

      The minimum amount of capital with which the Company will commence business is $1,000.


                           ARTICLE VI

     The Company is to have perpetual existence.


                           ARTICLE VII

      The  private  property  of the stockholders  shall  not  be
subject  to  the  payment  of  corporate  debts  to  any   extent
whatsoever.


                          ARTICLE VIII

      1. The number of Directors of the Company shall be not less than twelve or more than 18 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At the 1983 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 annual meeting of stockholders, the term of office of the second class to expire at the 1985 annual meeting of stockholders and the term of office of the third class to expire at the 1986 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

      2. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. If the number of directors is changed any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      3. Any director, or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Company entitled to vote for the election of directors.

      4. Notwithstanding the foregoing, whenever the holders of any class of stock (other than Common Stock) issued by the Company shall have the right, voting as a class or otherwise, to elect directors, the then authorized number of directors of the Company shall be increased by the number of additional directors to be elected.

      5.  In  furtherance, and not in limitation  of  the  powers
conferred   by   law,  the  Board  of  Directors  are   expressly
authorized:

           (i) To make, alter, amend or repeal the By-Laws of the Company and subject to Articles XV and XVI herein stockholders of the Company shall have the power to alter, amend or repeal By-Laws made by the Board of Directors.

           (ii) To remove at any time any officer elected or appointed by the Board of Directors by such vote of the Board of Directors as may be provided for in the By-Laws. Any other officer of the Company may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors.

           (iii) To determine whether any, and if any, what part, of the annual net profits of the Company or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital.

          (iv) To fix from time to time the amount of the profits of the Company to be reserved as working capital or for any other lawful purpose.

           (v) To establish bonus, profit sharing, stock option, retirement, or other types of incentive or compensation plans for the employees (including directors and officers) of the Company and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

          (vi) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

          (vii) To authorize, and cause to be executed, mortgages and liens upon the real and personal property of the Company.

                           ARTICLE IX

     No contract or other transaction between the Company and any other corporation and no other act of the Company with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Company are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Company individually, or any firm or association of which any director may be a member, may be party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Company who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

      Any contract, transaction or act of the Company or of the directors, which shall be ratified at any annual meeting of the stockholders of the Company, or at any special meeting called for such purpose, shall, in so far as permitted by law or by the Certificate of Incorporation of the Company, be as valid and as binding as though ratified by every stockholder of the Company; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Company, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.


                            ARTICLE X

       Each officer, director, or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee or in relying in good faith upon other records of the Company.

                           ARTICLE XI

      (a) The Company shall indemnify and hold harmless, to the fullest extent now or hereafter permitted by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), each director or officer (including each former director or officer) of the Company who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to as a 'Proceeding'), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter referred to as a 'Representative'), whether the basis of such Proceeding is alleged action or failure to take action in an official capacity as a Representative or in any other capacity while serving as a Representative, against any and all expenses (including attorneys' fees and disbursements), liabilities, (including judgments, fines, excise taxes and penalties imposed under or in connection with obligations under the Employee Retirement Income Securities Act of 1974, as amended), amounts paid in settlement, and amounts expended in seeking indemnification granted to such person under applicable law, the By-Laws or any agreement with the Company, actually and reasonably incurred by such persons in connection with such Proceeding.

      (b) The Company shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer (including each former director or officer) of the Company in connection with the investigation, defense, settlement or appeal of any Proceeding to which such person is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, regarding such person's service as a Representative in advance of the final disposition of such Proceeding. The expenses incurred by such director or officer in his capacity as a Representative of the Company shall be paid by the Company in advance of the final disposition of such Proceeding only upon receipt by the Company of an undertaking by or on behalf of such person to repay all amounts advanced if it shall be determined ultimately that such person is not entitled to be indemnified under this Article XI or otherwise.

      (c)  The  rights  of  indemnification  and  advancement  of expenses  provided  by  this  Article  XI  shall  not  be  deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may have or hereafter be entitled under any statute, provision of the Restated
Certificate of Incorporation or By-Laws of the Company, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Representative of the Company and shall inure to the benefit of the heirs, executors and administrators of such person. The rights conferred in this Article XI shall be contract rights.

      (d) If any claim under this Article XI is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be also paid the expense of prosecuting such claims. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct that make it permissible under applicable law for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Company. Neither the failure of the Company (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Company (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

      (e) The Company may purchase and maintain insurance on behalf of any Representative, employee or agent of the Company against any liability asserted against or incurred by such person in any capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article XI.

      (f) The Board, without approval of the stockholders, shall have the power to borrow money on behalf of the Company, including the power to pledge the assets of the Company, from time to time to discharge the Company's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article XI.

      (g) For purposes of this Article, references to the 'Company' shall include, in addition to the resulting corporations, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Representatives so that any person who is or was a Representative of such constituent corporation shall stand in the same position under this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (h) The Board is authorized to enter into a contract with any Representative, employee or agent of the Company providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article XI.

      (i) Any amendment, repeal or modification of any provision of this Article XI by the stockholders or the directors of the Company shall not adversely affect any right of protection of a Representative of the Company under this Article XI existing at the time of such amendment, repeal or modification.

      (j) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     (k) A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a stock repurchase which is illegal under Section 174 of the General Corporation Law of the State of Delaware or
(iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.


                           ARTICLE XII

      Both the stockholders and the directors of the Company may hold their meetings and the Company may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide and the Company may keep its books outside of the State of Delaware except as otherwise provided by law.


                          ARTICLE XIII

      Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.


                           ARTICLE XIV

      (a) 1. In addition to any affirmative vote required by law, and except as otherwise expressly provided in paragraph (b) of this Article:

           (A) any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with or into (i) any

     Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

           (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Company or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or

           (C) the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Company or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

           (D) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or

           (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Company or any merger or consolidation of the Company with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, considered for the purpose of this Article as one class ('Voting Shares'). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

      2. The term 'business combination' as used in this Article shall mean any transaction which is referred to in any one or more of clauses (A) through (E) of Section 1 of this paragraph
(a).

      (b) The provisions of paragraph (a) of this Article shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law and any other provisions of this
Certificate  of  Incorporation,  if  either  (1)  such   business
combination has been approved by a majority of the Continuing Directors (as hereinafter defined) or (2) the aggregate amount of the cash and fair market value of consideration other than cash to be received per share by holders of Common Stock in such business combination shall be in the same form and of the same kind as the consideration paid by the Interested Stockholder in acquiring the initial 10% of the Common Stock owned by it and shall be at least equal to the highest per share price (including brokerage commission, transfer taxes and soliciting dealers' fees and after giving effect to appropriate adjustments for any recapitalizations and for any stock splits, stock dividends and like distributions) paid by such Interested Stockholder for any shares of Common Stock acquired by it prior to the business combination; and the aggregate amount of cash to be received per share by the holders of any class preferred stock in such business combination is the greater of (i) the highest per share price paid by the Interested Stockholder in acquiring any shares of such preferred stock or (ii) the highest preferential amount per share to which the holders of such class of preferred stock are entitled in the event of a voluntary or involuntary liquidation of the Company.

     (c) For the purposes of this Article XIV:

          1.   A   'person'  shall  mean  any  individual,  firm,
     corporation or other entity.

        2. 'Interested Stockholder' shall mean, in respect of any business combination, any person (other than the Company or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction,

             (A) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or

              (B) is an Affiliate of the Company and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding Voting Shares, or

              (C) is an assignee of or has otherwise succeeded to any shares of capital stock of the Company which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        3. A person shall be the 'beneficial owner' of the Voting
     Shares:

              (A) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

              (B) which such person or any of its Affiliates or Associates has (i) the rights to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the rights to vote pursuant to any agreement, arrangement or understanding, or

              (C) which are beneficially owned, directly or indirectly, by any other person, with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company.

           4. The outstanding Voting Shares shall include shares deemed owned through applications of Section 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

            5.   'Affiliate'  and  'Associate'  shall  have   the
     respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange
     Act of 1934, as in effect on March 1, 1983.

        6. 'Subsidiary' means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1983) is owned, directly or indirectly, by the Company, provided, however, that for the purposes of the definition of
     Interested Stockholder set forth in Section 2 of this subparagraph c, the term 'Subsidiary' shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly by the Company.

        7. 'Continuing Director' means any member of the Board of Directors of the Company who is unaffiliated with an Interested Stockholder and was a member of the Board prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

      (d) A majority of the directors shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in Section 3 of paragraph (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Company or any Subsidiary has an aggregate fair market value of $1,000,000 or more.

      (e) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.



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
                           ARTICLE XV

      The  provisions  set forth in Article VIII,  Article  XIII,
Article XIV, Article XV and Article XVI herein may not be repealed or amended in any respect, and the Company's By-Laws may not be amended by stockholders, unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of all shares of stock of the Company entitled to vote in the election of directors, considered for purposes of this Article XV as one class. The voting requirements contained in Article VIII, Article XIII, Article XIV, Article XV, and
Article XVI herein shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation or any Certificate of Designation of Preferences filed with respect to Series Preferred Stock. The By-Laws of the Company may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors.


                           ARTICLE XVI

      The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in
Article VIII, Article XIII, Article XIV, Article XV and Article XVI, may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article XV herein.
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